                          Exhibit 5.1


                        [TMCC Letterhead]

                         March 9, 1994


Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90509

          Re:  Debt Securities of
               Toyota Motor Credit Corporation
               -------------------------------

Ladies and Gentlemen:

     You have requested my opinion in connection with the proposed issuance and sale of $4,790,520,000 aggregate initial offering price of debt securities (the "Debt Securities") pursuant to an Indenture, dated as of August 1, 1991, as amended and supplemented by the first supplemental indenture, dated as of October 1, 1991, among Toyota Motor Credit Corporation (the "Company"), Bankers Trust Company and The Chase Manhattan Bank, N.A., as Trustees, (collectively, the "Indenture") under which the Debt Securities are to be issued.

     The Debt Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

     Pleased be advised that enforceability of the Debt Securities and the Indenture is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     This opinion is limited to the federal law of the United
States of America and the laws of the State of California. I disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body. I have relied upon the opinion dated March 9, 1994 of O'Melveny & Myers, special New York counsel to the
Company, attached hereto as Exhibit A with respect to all matters of New York law that may have a bearing on the opinions set forth herein. I have not made an independent investigation of the matters of New York law covered in that opinion.

     This opinion is furnished by me solely for your benefit and may not be relied upon, quoted from, or delivered to any other person without my express written consent; however, I consent to the filing of this opinion as an exhibit to the Registration


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Toyota Motor Credit Corporation
Page 2



Statement being filed with the Securities and Exchange Commission in connection with the registration of the Debt Securities and to the reference to me under the heading "Legal Matters" in the Prospectus included in such Registration Statement.



                                        Respectfully submitted,

                                        /s/William A. Plourde, Jr.

                                        William A. Plourde, Jr.
                                        General Counsel

                 [O'Melveny & Myers letterhead]

                              March
                              9
                              1 9 9 4



                                                      871,848-068
                                                    LA1-216770.V2


William A Plourde, Jr., Esq.
General Counsel
Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90509

          Re:  Debt Securities of
               Toyota Motor Credit Corporation
               -------------------------------

Dear Mr. Plourde:

          You have requested our opinion, as special New York counsel to Toyota Motor Credit Corporation, a California corporation (the "Company"), in connection with the proposed issuance and sale of $4,790,520,000 aggregate initial offering price of debt securities (the "Debt Securities") pursuant to an Indenture, dated as of August 1, 1991, as amended and supplemented by the first supplemental indenture, dated as of October 1, 1991, among the Company, Bankers Trust Company and The Chase Manhattan Bank, N.A., as Trustees, (collectively, the "Indenture") under which the Debt Securities are to be issued.

          Assuming the Debt Securities have been duly authorized by all necessary action on the part of the Company, such Debt Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          Pleased be advised that enforceability of the Debt Securities and the Indenture is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                               Exhibit A

Page 2 - Toyota Motor Credit Corporation - March 9, 1994


          This opinion is limited to the laws of the State of New York and is furnished by us solely for your benefit and may not be relied upon, quoted from or delivered to any other person without our express written consent; however, we consent to the filing of this opinion as an exhibit to the Registration Statement being filed with the Securities and Exchange Commission in connection with the registration of the Debt Securities (the "Registration Statement") and to your reliance on this opinion in connection with your opinion filed as an exhibit to the Registration Statement and your opinion of even date herewith to be delivered to Bankers Trust Company.

                                   Respectfully submitted,

                                   /s/ O'Melveny & Myers